Report of Independent Registered Public Accounting
Firm

The Board of Trustees and Shareholders
SEI Institutional Investments Trust:

In planning and performing our audits of the financial statements of SEI Institutional
Investments Trust, comprising the Large Cap Fund,
Large Cap Diversified Alpha Fund, Large Cap
Disciplined Equity Fund, Large Cap Index Fund, Small
Cap Fund, Small/Mid Cap Equity Fund, U.S. Managed
Volatility Fund, International Equity Fund, World
Equity Ex-US Fund, Screened World Equity Ex-US Fund,
Enhanced LIBOR Opportunities Fund, Core Fixed Income
Fund, High Yield Bond Fund, Long Duration Fund,
Emerging Markets Debt Fund and Real Return Fund,
(collectively, the Funds), as of and for the year ended May 31, 2010, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States). However,
we noted the following matter involving internal
control over financial reporting and its operation
that we consider to be a material weakness as
defined above.  This condition was considered in
determining the nature, timing and extent of the
procedures to be performed in our audit of the
financial statements of the Funds for the year ended
May 31, 2010, and this report does not affect our
report thereon dated July 30, 2010. As of May 31,
2010, internal controls over certain security terms
recorded in the accounting system would not prevent
changes to such terms that have not been authorized
by management including security interest yields.
Controls designed to detect errors on a timely basis
resulting from such changes which could have a
material effect on the financial statements were not
operating effectively.   Management has represented
that additional controls to detect errors on a timely basis related to unauthorized changes to security terms maintained in the accounting system have been designed and implemented subsequent to May
31, 2010. These additional controls have not been subjected to the auditing procedures applied in the audit of the financial statements of the Funds and, accordingly, we express no opinion thereon.

This report is intended solely for the information and use of management and the Board of Trustees of SEI Institutional Investments Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP


Philadelphia, Pennsylvania
July 30, 2010